Exhibit 3.1

Section 1.10.

(a) Annual Meetings. At an Annual Meeting, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be properly brought before an Annual Meeting, business or proposals (other than any nomination of Directors, which is governed by Section 2.10) must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Section 1.3 or (ii) be properly brought before the meeting by a Stockholder who (A) is a Stockholder of record at the time of the giving of notice of the proposal in accordance with this Section 1.10 and on the record date for the determination of Stockholders entitled to vote at such Annual Meeting, (B) is entitled to vote at the Annual Meeting and (C) complies with the requirements of this Section 1.10, the DGCL and other Applicable Laws. Notwithstanding anything to the contrary in these Bylaws, only proposals that are proper subjects for Stockholder action may properly be introduced at an Annual Meeting. Clause (ii) of this Section 1.10(a) shall be the exclusive means for a Stockholder to submit business or proposals (other than director nominations, which are governed by Section 2.10) before an Annual Meeting. For a proposal to properly be brought before an Annual Meeting by a Stockholder pursuant to these provisions, in addition to any other applicable requirements, such Stockholder must give timely advance notice thereof in writing to the Secretary. To be timely, such Stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the date on which the Corporation first mailed proxy materials for the immediately preceding Annual Meeting to stockholders; provided, however, that if the scheduled Annual Meeting date differs from the first anniversary date of the immediately preceding Annual Meeting by more than 30 days, notice by such Stockholder, to be timely, must be so delivered or received not later than the close of business on the 90th day prior to the scheduled date of the Annual Meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, not later than the 10th day following the earlier of the date on which the notice of such meeting was mailed to Stockholders or the date on which such public disclosure was made. In no event shall any adjournment, postponement or deferral of an Annual Meeting or the announcement thereof commence a new time period for the giving of a Stockholder’s notice as described above.

Section 2.10.

(b) Timeliness of Stockholder Nominations. To be timely with respect to an Annual Meeting, notice of any Stockholder’s nomination must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date on which the Corporation first mailed proxy materials for the immediately preceding Annual Meeting to stockholders; provided, however, that (i) if the scheduled date of the Annual Meeting for which the nomination is to be considered differs from the first anniversary date of the immediately preceding Annual Meeting by more than 30 days, notice by such Stockholder, to be timely, must be so delivered or received not later than the close of business on the 90th day prior to the scheduled date of the Annual Meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, not later than the 10th day following the earlier of the day on which the notice of such meeting was mailed to Stockholders or the day on which such public disclosure was made; and (ii) if the number of Directors to be elected to the Board at such Annual Meeting is increased and there is no prior notice or public disclosure by the Corporation naming all of the nominees for Director or specifying the size of the increased Board at least 100 days prior to such anniversary date, a Stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered to the principal executive offices of the Corporation not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to Stockholders or the day on which such public disclosure was made. To be timely with respect to a special meeting at which Directors are to be elected, notice of any Stockholder’s nomination must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the scheduled special meeting date; provided, however, that if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, notice by such Stockholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to Stockholders or the day on which such public disclosure was made. In no event shall any adjournment, postponement or deferral of an Annual Meeting or special meeting or the announcement thereof commence a new time period for the giving of a Stockholder’s notice as described above.